UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2019

NATIONAL COMMERCE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36878	20-8627710
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer ID No.)

600 Luckie Drive, Suite 350

Birmingham, Alabama 35223

(Address of principal executive offices)

Registrant’s telephone number, including area code: (205) 313-8100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                                                                                                   Emerging growth company          ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                                                                                                           ☐

Item 5.07.            Submission of Matters to a Vote of Security Holders.

On March 7, 2019, National Commerce Corporation (“NCC”) held a special meeting of its stockholders (the “NCC Meeting”) in Birmingham, Alabama, related to NCC’s pending merger with CenterState Bank Corporation (“CenterState”), pursuant to the Agreement and Plan of Merger, dated November 23, 2018, by and between NCC and CenterState (the “Merger Agreement”). The Merger Agreement provides for the merger of NCC with and into CenterState, with CenterState as the surviving corporation (the “Merger”), as more particularly described in the joint proxy statement-prospectus filed by NCC with the Securities and Exchange Commission (the “SEC”) on January 28, 2019.

A quorum was present at the NCC Meeting, and Proposal 1 described below was submitted to a vote of NCC’s stockholders. The final results of the stockholder vote are as follows:

Proposal 1 – Merger Proposal. The proposal to adopt the Merger Agreement was approved by NCC’s stockholders. Of the shares voted, 99.9% were voted in favor of adoption of the Merger Agreement.

Votes For	Votes Against	Abstentions	Broker Non-Votes
14,276,310	20,944	27,043	N/A

Proposal 2 – NCC Adjournment Proposal. The proposal to adjourn or postpone the NCC Meeting, if necessary or appropriate to permit further solicitation of proxies if there were not sufficient votes present at the NCC Meeting to adopt the Merger Agreement, was not considered by the NCC stockholders based on the approval of Proposal 1 at the NCC Meeting.

Completion of the Merger is expected to occur in the second quarter of 2019, subject to receipt of regulatory approvals and other customary closing conditions.

Forward-Looking Statements

Certain statements contained in this report that are not statements of historical fact constitute forward-looking statements for which NCC claims the protection of the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995 (the “Act”), notwithstanding that such statements are not specifically identified as such. In addition, certain statements may be contained in NCC’s future filings with the SEC, in press releases and in oral and written statements made by NCC or with NCC’s approval that are not statements of historical fact and that constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to: (a) projections of revenues, expenses, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (b) statements of NCC’s plans, objectives and expectations or those of its management or Board of Directors, including those relating to the Merger; (c) statements of future economic performance; and (d) statements of assumptions underlying such statements. Words such as “believes,” “anticipates,” “expects,” “intends,” “targeted,” “continue,” “remain,” “will,” “should,” “may” and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Forward-looking statements are subject to various risks and uncertainties, including those risks and uncertainties described under the heading “Risk Factors” in NCC’s Annual Report on Form 10-K for the year ended December 31, 2018, and described in any subsequent reports that NCC has filed with the SEC. With respect to the Merger, these risks include, among others: (1) the risk that the cost savings and any revenue synergies from the Merger may not be realized or take longer than anticipated to be realized; (2) disruption from the Merger with customers, suppliers, employees or other business partners; (3) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (4) the risk of successful integration of NCC’s businesses into CenterState; (5) the failure to obtain required governmental approvals of the Merger; (6) the amount of the costs, fees, expenses and charges related to the Merger; (7) reputational risk and the reaction of each company’s customers, suppliers, employees or other business partners to the Merger; (8) the failure of the closing conditions in the Merger Agreement to be satisfied, or any unexpected delay in closing the Merger; (9) the risk that the integration of NCC’s operations into the operations of CenterState will be materially delayed or will be more costly or difficult than expected; (10) the possibility that the Merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; and (11) general competitive, economic, political and market conditions. There are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in forward-looking statements, and these forward-looking statements should not be relied upon as predictions of future events. NCC undertakes no obligation to update any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. In that respect, NCC cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

NATIONAL COMMERCE CORPORATION

March 7, 2019	/s/ Richard Murray, IV
Richard Murray, IV
Chairman of the Board and Chief Executive Officer